UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2007
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective April 30, 2007, the Board of Directors of Searchlight Minerals Corp. (the “Company”) adopted the Company’s 2007 Stock Option Plan (the "2007 Plan") and determined to cease granting any further options under the Company’s 2006 Stock Option Plan. The purpose of the 2007 Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company (“Participants”) to acquire and maintain stock ownership in the Company in order to give these persons the opportunity to participate in the Company's growth and success, and to encourage them to remain in the service of the Company.

Under the terms of the 2007 Plan, options to purchase up to 40,000,000 shares of common stock of the Company may be granted to eligible Participants. Options that are eligible for grant under the 2007 Plan to Participants include: (a) incentive stock options, whereby the Company may grant options to purchase shares of its common stock to Participants with the intention that the options qualify as "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code, if the 2007 Plan is approved by the stockholders of the Company; or (b) non-incentive stock options, whereby the Company may grant options to purchase shares of its common stock to Participants that do not qualify as "incentive stock options" under the Internal Revenue Code. The 2007 Plan provides that the option price for incentive stock options be the fair market value of the stock at the date of the grant and the option price for non-qualified stock options be no less than 85% of the fair market value of the stock at the date of the grant. Options granted under the 2007 Plan become exercisable and expire as determined by the Board of Directors. The effective date of the 2007 Plan is April 30, 2007. If the stockholders of the Company do not approve the Plan within twelve months after the board's adoption of the 2007 Plan, any incentive stock options granted under the 2007 Plan will be treated as non-qualified stock options. The Company intends to submit the 2007 Plan for approval by stockholders at its next scheduled annual meeting of stockholders.

The above description of the 2007 Stock Option Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2007 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 30, 2007, the Board of Directors of the Company amended and restated the Company’s bylaws (the “Amended Bylaws’). The amendment to the bylaws was for the purpose of, among other things, removing certain outdated and redundant provisions that existed in the Company’s prior bylaws with respect to corporate governance, shareholder and director meeting procedures, and to amend the structure of the Company’s board of directors to provide for staggered terms to assure continuity and stability in the Company’s board of directors. The changes to the Company’s prior bylaws include: (i) expanding certain provisions with respect to shareholders’ meetings including reduction of quorum requirements and amendments to actions by majority stockholder consent; (ii) amending certain provisions respecting corporate governance and committees, and directors’ meetings; (iii) adopting a classified Board of Directors with staggered three year terms; (iv) expanding certain provisions with respect to officers and their duties; (v) changing certain provisions with respect to share certificates; and (vi) adding certain dividend provisions.

The following is a description of the substantive differences between the Amended Bylaws and the Company’s prior bylaws:

1.

The Company amended Article II, Section 2 “Special Meeting” of its prior bylaws to provide that special meetings of the shareholders may be called for any purpose or purposes by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors. The previous provision allowed the Board of Directors to call such meetings. The amended provision further provides that in case of any special meeting called at the request of the stockholders, the Board of Directors will determine the time and place of such meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. The previous provision did not contain any time restriction. The amended provision further adds that upon determination of the time and place of the meeting, the officer receiving the request will cause notice to be given to the stockholders. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice.

2.

Aritcle III, Section 5. “Annual Meeting”, has been added to the Amended bylaws. The new provision provides that at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (specified in the notice of meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934.

3.

The Company amended Article II, Section 5 “Quorum” of its prior bylaws to provide that at all meetings of stockholders, the presence in person or by proxy duly authorized of the holder or holders of not less than ten percent (10%) of the outstanding shares of stock entitled to vote will constitute a quorum. The previous provision stated that a majority of the outstanding shares of the Company entitled to vote would constitute a quorum. The amended provision adds that all action taken by the holders of a majority of the votes cast at any meeting at which a quorum is present will be valid and binding upon the Company, provided that directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The amended provision further provides that where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on the matter and the affirmative vote of the majority of the votes cast by holders of shares will be the act of such class or classes or series.

4.

The Company amended Article III, Section 1 “Number, Term, Election and Qualifications” of its prior bylaws, to provide that the Board of Directors shall be divided into three classes, known as Class I, Class II and Class III. Directors of Class I chosen at the 2007 annual meeting of stockholders of the Company shall hold office until the third annual meeting of stockholders of the Company following their election, which meeting will be held in 2010. Directors of Class II chosen at the 2007 annual meeting of stockholders of the Company shall hold office until the second annual meeting of stockholders of the Company following their election, which meeting will be held in 2009. Directors of Class III chosen at the 2007 annual meeting of stockholders of the Company shall hold office until the first annual meeting of stockholders of the Company following their election, which meeting will be held in 2008. At each annual meeting following the 2007 annual meeting of stockholders of the Company, each director chosen to succeed those directors whose term expires shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders of the Company after their election. Staggered terms make it more difficult for shareholders, including those holding a majority of the Company’s common stock, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-fourth of the incumbent directors expire each year, two (or in certain cases three) annual meetings of shareholders would be required to change a majority of the Company’s directors, provided that no directors resigned, were removed, or died during their terms of office and the vacancies created thereby were not filled by an affirmative vote of majority of the Board of Directors.

5.

The Company amended Article III, Section 6 “Quorum and Adjournments” of its prior bylaws, to provide that except with respect to indemnification questions arising under Section 42 of the Amended Bylaws, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Articles of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation. The previous provision stated that the quorum of the Board of Directors shall be a majority of the entire Board of Directors.

6.

The Company amended Article III, Section 9 “Resignation” of its prior bylaws, to provide that written resignation will be effective on a particular time specified in the resignation, or if no such specification is made, it will be deemed effective at the pleasure of the Board of Directors. The amended provision further provides that when one or more directors resigns from the Board of Directors at a future date, (i) a majority of the directors then in the office, including those who have so resigned, will have power to fill such vacancy, (ii) the vote thereon to take effect when such resignation will become effective, and (iii) each director so chosen will hold office for the unexpired portion of the term of the director.

7.

The Company amended Article III, Section 10 “Removal” of its prior bylaws, to provide that any director may be removed by the affirmative vote of the holders of a majority of the outstanding shares of the Company then entitled to vote, with or without cause. The previous stated that any director may be removed by the vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

8.

The Company amended Article IV, Section 1 “Number. Qualifications. Election and Term of Office” of its prior bylaws, to provide for the appointment of the following officer titles: Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer and Controller. The amended provision also removes the provision which stated that the officers shall be elected at the annual meeting of the Board of Directors and allows for the appointment of officers at the annual organizational meeting of the board of directors.

9.

The Company deleted Article IV, Section 5 “Bonds” of its prior bylaws. The previous provision stated that the Company may require any or all of its officers or agents to post a bond to the Company for faithful performance of their positions and duties.

10.

The Company amended Article V, Section 2 “Lost or Destroyed Certificates” of its prior bylaws, to provide that the Company shall issue a new certificate in place of any certificate issued by the Company alleged to have been lost, stolen, or destroyed upon the making of an affidavit by the person claiming the certificate to be lost, stolen, or destroyed. The previous provisions did not require the person claiming the certificate to be lost, stolen, or destroyed to provide the Company with an affidavit.

11.

The Company amended Article V, Section 3 “Transfers of Shares” of its prior bylaws, to provide that the Company has power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the Nevada Revised Statutes.

12.

The Company deleted Article XI “Interested Directors” of its prior bylaws. The previous provision outlined the procedure of the Company contracts or transactions entered into with interested directors or officers. The Company presently complies with the provisions of section 78.140 of Nevada Revised Statute for approving contracts or transactions entered into with interested directors or officers.

13.

Article III, Section 9 “Adjournment and Notice of Adjourned Meetings” has been added to the Amended Bylaws to provide that any meeting may be adjourned by either the chairman of the meeting of by the vote of a majority of the shares casting votes. The section further provides that when a meeting is adjourned to another time or place, notice need not be given if the time and place are announced at the adjourned meeting. The section further states that if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote.

14.

Article XI, Section 42 “Indemnification” has been added to the Amended Bylaws to provide that the Company shall indemnify its directors and officers to the fullest extent permitted under the Nevada Revised Statutes.

The above description of the Amended Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended Bylaws of the Company, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number	Description of Exhibit

3.1	Amended and Restated Bylaws

10.1	2007 Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: May 4, 2007
By: /s/ Carl S. Ager
CARL S. AGER
Secretary and Treasurer